UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2005

The Sharper Image 401(k) Savings Plan

(Exact Name of Registrant as Specified in Charter)

Delaware	000-15827	94-2493558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Davis Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

This Amendment No. 1 revises The Sharper Image 401(k) Savings Plan (the “Plan”) current report on Form 8-K dated May 31, 2005 and filed on June 6, 2005 to extend the “Covered Period”, as defined below, to the date of engagement of BDO Seidman, LLP.

On May 31, 2005, the Plan approved the engagement of BDO Seidman, LLP as the Plan’s independent registered public accounting firm for the year ending December 31, 2004.

During each of the fiscal year ended December 31, 2003 and December 31, 2002, and the subsequent interim period from January 1, 2004 through May 31, 2005 (the “Covered Period”), the Plan did not consult BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or regarding the type of audit opinion that might be rendered on the Plan’s financial statements.

As previously disclosed, during each of the fiscal year ended December 31, 2003 and the year ended December 31, 2002, and the subsequent interim period from January 1, 2004 through September 17, 2004, there were no “disagreements” or “reportable events” as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K between the Plan and its predecessor auditors, Comyns, Smith, McCleary & Deaver, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHARPER IMAGE 401(k) SAVINGS PLAN BY SHARPER IMAGE CORPORATION PLAN ADMINISTRATOR

Date: June 17, 2005	By:	/s/ Karen L. Luey
Karen L. Luey
Plan Administrator